SONFIELD
andAMP; SONFIELD

 A
Professional Corporation

<PRE>
LEON SONFIELD (1865-1934)         ATTORNEYS AT LAW           NEW YORK
GEORGE M. SONFIELD (1899-1967)                   LOS ANGELES
ROBERT L. SONFIELD (1893-1972)                    WASHINGTON, D.C.
 ____________________       770 SOUTH POST OAK LANE
              HOUSTON, TEXAS 77056
FRANKLIN D. ROOSEVELT, JR. (1914-1988)     WWW.SONFIELD.COM

               Telecopier (713) 877-1547
ROBERT L. SONFIELD, JR.           ____
Managing Director          Telephone (713) 877-8333
robert@sonfield.com
</PRE>
               November 6, 2000

Board of Directors
Planet Resources, Inc.
1415 Louisiana, Suite 3100
Houston, Texas 77002

Ladies and Gentlemen:

 .........In our capacity as counsel for Planet  Resources,  Inc.  (formerly New
 Planet Resources, Inc.) (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance of 1,605,818 shares of Common Stock, par value $.001 per share ("Company Common Stock") 405,000 options ("Company options") to Internet Law Library, Inc. (formerly
Planet Resources, Inc.) ("Internet Law") and the distribution of the Company Common Stock and Company options to the stockholders of Internet Law (the "distribution"), pursuant to the terms of a Plan and Agreement of distribution by and between Internet Law and the Company (the "distribution agreement"). A copy of the distribution agreement has been filed as an exhibit to the registration statement of which the prospectus is a part, all as set out and described in the Company's registration statement on Form SB-2 (File No. 333-76533) under the Securities Act of 1933 (the "registration statement"). We have also participated in the preparation and filing of the registration statement including the federal income tax information set out therein under the caption "Federal Income Tax Consequences" and elsewhere in the prospectus constituting a part of the registration statement.

Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

<PRE>
      (1) The Company is a corporation duly organized and validly existing under the laws of the State of
   Delaware;

      (2) Upon effectiveness of the registration statement the Company will have taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of the Company common stock, the Company options and the shares of the Company common stock issuable upon exercise of the Company options to be issued pursuant to the registration statement;

      (3) The 1,605,818 shares of the Company common stock, when issued and distributed pursuant to the registration statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

      (4) The 405,00 Company options, when issued and distributed pursuant to the registration statement, will be validly issued options to purchase fully paid and nonassessable shares of common stock of the Company;

      (5) The 405,000 shares of the Company common stock, issuable upon exercise of the Company options when issued and distributed pursuant to the registration statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

      (6) Based upon the current provisions of federal income tax laws and regulations, and on current authoritative interpretations thereof, we are of the opinion that the discussion in the prospectus under the caption
   "Federal Income Tax Consequences" of the federal income tax laws relevant to the prospective investors, although necessarily general, considers each material federal income tax issue of significance to Internet Law stockholders and the result which, more likely than not, would obtain under the laws and regulations in effect as of the date hereof.
</PRE>
We
hereby consent to the use of this opinion as an exhibit to the registration statement and to the references to our firm in the prospectus.

Yours very truly,

/s/Sonfield and Sonfield
--------------------------------------------
Sonfield and Sonfield